Exhibit 10.1

PAB BANKSHARES, INC.

FOURTH AMENDED AND RESTATED
DIVIDEND REINVESTMENT
AND COMMON STOCK PURCHASE PLAN

1.           Establishment of Plan.  PAB Bankshares, Inc. (the "Company") hereby adopts this Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to be effective January 1, 1994, or as soon thereafter as the Company can reasonably complete registration under federal and state securities laws of shares of its common stock, no par value (the "Common Stock"), for offer and sale under the Plan.

2.           Purpose.  The purpose of the Plan is to provide the holders of the Common Stock with a simple and convenient means of (i) automatically reinvesting cash dividends and (ii) making additional voluntary cash payments to purchase shares of Common Stock.

3.           Eligibility and Participation.  Any holder of Common Stock (a "Shareholder") may participate in the Plan by completing and returning to the Company’s transfer agent an authorization card or form in a format approved from time to time by the Company (the "Authorization Card").  A broker or nominee that is a record owner of Common Stock may participate in the Plan on behalf of one or more beneficial owners of Common Stock in accordance with the rules and regulations established by the Company.  Within 30 days following the receipt of the Authorization Card by the Company’s transfer agent, the Shareholder will become a participant in the Plan (a "Participant").  Authorization Cards will be available from the Company and the Company’s transfer agent.  A Shareholder will not be charged any fee to become a Participant.  A Shareholder is eligible to participate in the Plan with respect to all or any portion of the shares of Common Stock registered in his or her name, as specified on the Authorization Card by each Participant.  If a Participant withdraws from the Plan pursuant to the provisions hereof, such Shareholder may rejoin the Plan by again completing and returning an Authorization Card to the Company’s transfer agent, thereafter becoming a Participant once again within 30 days following the receipt of the Authorization Card by the Company’s transfer agent.

4.           Restrictions on Participation.  Anything herein to the contrary notwithstanding, participation in the Plan is subject to compliance with the securities laws of the various states in which Shareholders and Participants reside. The Company may refuse to enroll in the Plan, or may require immediate withdrawal from the Plan of, any Shareholders or Participants residing in states where the securities laws now or hereafter prohibit the operation of the Plan, require registration procedures which the Company deems overly burdensome or contain no exemption from such registration requirements.

5.           The Administrator.  All purchases under the Plan will be made on behalf of the Participants by Registrar and Transfer Co. (the "Administrator").  The Administrator hereby agrees to receive and hold funds and shares of Common Stock in the Plan and to administer the Plan.  The Administrator will establish an individual account for each Participant (the "Participant's Account") which will reflect the number of shares of Common Stock in said account, including fractions computed to three decimal places, and cash to be invested.  The Administrator shall arrange for the custody of stock certificates, maintain ongoing records, send statements of accounts to Participants as hereinafter specified and perform other administrative duties relating to the Plan. The Administrator, with the consent of the Company, will have the power and authority to establish such procedures as the Administrator deems necessary to administer the Plan.

6.           Stock Purchases.  Participants may purchase shares of Common Stock pursuant to the Plan in one of two ways as of the next Investment Date (as defined hereinafter).  First, the Administrator will automatically apply cash dividends received, subsequent to the dividend record date (the "Record Date"), on the shares of Common Stock (less any applicable withholding taxes) registered under the Plan as specified on the Authorization Card by each Participant towards the purchase of full and fractional shares of Common Stock.  Second, commencing January 1, 1995, the Administrator will apply all voluntary cash payments, as more particularly described below, made by Participants towards the purchase of full and fractional shares of Common Stock, but only if dividends are being automatically reinvested.

Exhibit 10.1

Dividends on all shares purchased for a Participant's Account under the Plan, whether through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock as of the next Investment Date (as defined hereinafter).

Shareholders may request to receive their dividends in cash at any time by giving the Administrator written notice.  Such request will be effective immediately if the Administrator receives notice at least five business days prior to the Record Date; otherwise such notice will be effective for the next Record Date.

(a)           Investment Date.  Purchases will be made on the fifteenth day of each month (the “Investment Date”); provided, however, that if the fifteenth day falls on a holiday or weekend, the Investment Date will be the first business day after such date.  The shares of Common Stock so purchased shall be allocated to each Participant's Account on the Investment Date.  All shares of Common Stock so purchased may be purchased and held in the name of the Plan or the Administrator.

(b)           Purchase of Authorized but Unissued Shares/Open Market Purchases.  At the option of the Company, purchases of Common Stock will either be made directly from the Company from authorized but unissued shares, in the open market or a combination thereof. The Company will direct the Administrator with respect to each Investment Date as to the extent to which Common Stock is to be purchased directly from the Company or in the open market. The proceeds of any purchase from authorized but unissued shares will be used by the Company for general corporate purposes.

(c)           Number of Shares Purchased. The number of shares purchased for a Participant's Account shall be equal to the number of shares, including fractions computed to three decimal places, equal to (i) the amount of dividends invested on an Investment Date (dividends less any applicable withholding taxes) divided by the purchase price per share plus (ii) the amount of voluntary cash payments invested on an Investment Date divided by the purchase price per share.

(d)           Purchase Price.  The purchase price for each share of Common Stock (the "Purchase Price") will be equal to the weighted average price incurred to purchase all shares acquired on the Investment Date.

(e)           Voluntary Cash Payments.  Participants who have submitted valid Authorization Cards are eligible to make voluntary cash payments at any time commencing January 1, 1995.  Voluntary cash payments shall be accompanied by such authorization forms or cash payment forms as specified by the Company from time to time.  Voluntary cash payments may be made by sending a personal check, drawn from a U.S. Bank in U.S. Currency payable to Registrar and Transfer Company.  Any voluntary cash payment by a Participant must not be less than $50 per payment; provided, however, all payments for each calendar year may not exceed $6,000 in the aggregate.  Voluntary cash payments must be received by the Administrator at least five business days, but no more than 30 days, before the Investment Date in order to be used to allocate shares of Common Stock to a Participant's Account on that Investment Date.  The Administrator shall remit all payments received less than five business days before an Investment Date and more than 30 days before the next Investment Date to the Participant.

Commencing June 1, 2007, a Participant may request to have voluntary cash payments made automatically each month from a personal deposit account.  Automatic deposit requests shall be accompanied by such authorization forms as specified by the Company from time to time.  Any voluntary cash payment by a Participant must not be less than $50 per payment, nor more than $500 per payment; provided, however, all payments for each calendar year may not exceed $6,000 in the aggregate.  The Company, or the Administrator, will withdraw the voluntary cash payment amount from the Participant’s personal deposit account five business days prior to the Investment Date.  A Participant may discontinue the automatic deposits, or change the contribution amount of each automatic deposit by submitting an authorization form as specified by the Company from time to time.  Any such request shall become effective for the month in which the request is made so long as the request is received and accepted by the Company, or the Administrator, at least ten business days prior to the Investment Date.

(f)           Miscellaneous Considerations.  No interest will be paid on any dividends and voluntary cash payments for the period following their receipt and prior to investment on an Investment Date.

Exhibit 10.1

7.           Custody of Stock.  A Participant becomes the owner of the shares of Common Stock purchased under the Plan and allocated to his or her Participant's Account as of the Investment Date on which it is purchased.  Participation in any rights offering will be based upon both the shares of Common Stock registered in each Participant's name and the Plan shares (including fractional interests) credited to each Participant's Account.  Any stock dividends or shares issued pursuant to any stock split received by the Administrator with respect to Common Stock held in a Participant's Account will be immediately credited to such Participant's Account. The Administrator shall sell any stock rights or warrants applicable to any shares of Common Stock held in a Participant's Account and reinvest the proceeds in shares of Common Stock as of the next Investment Date.  If such rights or warrants have no market value, the Administrator may allow them to expire.

8.           Certificate Issuance.  Upon written request to the Administrator, a stock certificate will be issued to a Participant for the number of full shares of Common Stock in such Participant's Account (minimum issuance of 10 shares), except that no certificate will be issued between the Record Date and the Investment Date. Upon issuance of such certificate, a Participant shall have all rights of ownership, and neither the Administrator nor the Company shall have any responsibility with respect to such shares of Common Stock.

Automatic reinvestments of dividends will continue as long as there are any shares of Common Stock registered in the name of a Participant or held for him or her by the Administrator or until termination of enrollment in the Plan.  Similarly, if a Participant acquires additional shares of Common Stock registered in his or her name, dividends paid on the acquired shares of Common Stock will automatically be reinvested until termination of enrollment in the Plan.

9.           Voting Rights.  The Administrator will not vote the shares of Common Stock held for a Participant's Account.  A Participant will have all rights of a Shareholder as soon as there are shares of Common Stock (whole or fractional) credited to such Participant's Account.  Whole and fractional shares credited to a Participant's Account will be voted by such Participant. Proxy materials will be forwarded to each Participant of record to be voted at his or her discretion, and all other communications from the Company to its Shareholders will be forwarded to each Participant of record.

10.           Expenses. The Company will bear the expense of administering the Plan and having the Administrator purchase shares of Common Stock and hold them until certificates are issued to the Participants, including transfer taxes and costs of transferring the shares of Common Stock from the Plan to the Participants.

11.           Reports to Participants. The Administrator will render a statement of account to each Participant no later than 45 days after the close of each Quarter.  Such statement will show the following information for the Quarter:

(a)	the total amount invested by the Administrator (dividends and voluntary cash payments less any applicable tax withheld);
(b)           the shares of Common Stock allocated to a Participant's Account;
(c)           the cost per share of allocated Common Stock;
(d)           the number of shares of Common Stock for which certificates have been issued; and
(e)           the beginning and ending balances in each Participant's Account.

12.           Withdrawal from Plan.  A Participant may withdraw from the Plan at any time by giving written notice to the Administrator.  Upon withdrawal, the Participant may elect in writing (a) to receive certificates representing the full shares of Common Stock in the Participant's Account and cash in lieu of fractional shares (except than no certificate will be issued between the Record Date and the Investment Date), or (b) to receive cash for all of the full and fractional shares of Common Stock in the Participant's Account.  If no written election is made at the time the Administrator receives written notice of withdrawal from the Participant, certificates will be issued for all full shares of Common Stock in the Participant’s Account, and the Participant will receive cash for any fractional shares.

Exhibit 10.1

In the event a Participant elects to receive cash for the shares of Common Stock in the Participant’s Account, the Administrator, as the Participant’s agent, will promptly sell such shares of Common Stock and deliver to the Participant the proceeds of such sale, less any termination charges, brokerage commissions and any other costs of sale.  Any full and fractional interests in shares of Common Stock may be aggregated and sold with those of other withdrawing Participants.  The proceeds to each Participant, in such case, will be the average sales price of all shares of Common Stock so aggregated and sold, less his or her pro rata share of any brokerage commissions and other costs of sale.  In all withdrawals, fractional interests held in the Participant's Account and not otherwise aggregated and sold will be paid for in cash at a price in proportion to the arithmetic average of the high and low sales prices of the Common Stock on the date of withdrawal as reported on the Nasdaq Global Market or other appropriate market, as determined by the Administrator, on which the Common Stock is traded.

Notice of the death, liquidation or other termination of legal existence of a Participant shall constitute notice of withdrawal from the Plan.  Settlement will be made with such Participant's legal representative or successor in interest, and neither the Administrator nor the Company shall be in any way liable for settlements made with such persons.

13.           Amendment and Termination of the Plan.  The Company reserves the right to amend or terminate the Plan at any time upon giving 30 days' written notice to the Participants and the Administrator setting forth the effective date of the amendment or termination.  The Company, with the consent of the Administrator, may also terminate or amend the Plan immediately upon written notice to the Participants in order to correct any non-compliance of the Plan with any applicable law or to make administrative changes which are not material.  No amendment or termination will affect any Participant's interest in the Plan which has accrued prior to the date of the amendment or termination.  In the event of the termination of the Plan, the Administrator will make a distribution of the shares of Common Stock and cash as if each Participant had withdrawn from the Plan electing not to sell his or her shares of Common Stock as soon is practicable, but not later than 30 days after the termination of the Plan.  Participants will incur no service charges or other fees upon such termination.

14.           Risk of Stock Ownership.  Each Participant assumes all risks inherent in the ownership of any shares of Common Stock purchased under the Plan, whether or not the actual stock certificate has been issued to a Participant. A Participant has no guarantee against a decline in the price or value of the Common Stock, and the Company assumes no obligation for repurchase of a Participant's Common Stock purchased under the Plan. A Participant has all the rights of any holder of Common Stock with respect to the shares of Common Stock issued to him or her under the Plan.

15.           Liability of the Company and the Administrator. Neither the Company nor the Administrator shall be liable for any acts done or any omission to act, including, without limitation, any claims of liability (a) with respect to the prices at which Common Stock is purchased or valued for a Participant's Account and the times which such purchases or valuations are made, (b) for any fluctuation in the market value before or after the purchase or sale of Common Stock, or (c) for continuation of a Participant's Account until receipt by the Administrator of notice in writing of such Participant's death, liquidation or other legal dissolution.

16.           Administration of the Plan.  The Plan will be administered and coordinated by the Administrator, and all purchases will be made by the Administrator in accordance with the terms hereof.  Any question of interpretation arising under the Plan will be determined by the Company.

17.           Federal Income Taxes.  Neither the Company nor the Administrator makes any representation as to the income or other tax consequences of participation in the Plan. Nevertheless, it is the Company's understanding that a Participant in the Plan who acquires shares purchased directly from the Company with reinvested dividends will be treated as receiving a dividend in an amount equal to the fair market value of the additional shares so acquired, and a Participant in the Plan who acquires shares purchased in the open market with reinvested dividends will be treated as receiving a cash distribution equal to the sum of the purchase price and the pro rata brokerage fees, if any, paid by the Company in connection with the purchase of such shares.  The federal income tax basis of the Common Stock received by a Participant under the Plan that was purchased from the Company will be the amount treated as a dividend.  The federal income tax basis of the Common Stock received by a Participant under the Plan that was purchased in an open-market transaction will be equal to the purchase price thereof, plus the pro-rata brokerage fees, if any, paid by the Company in connection therewith.  The holding period for shares of Common Stock acquired under the Plan will begin on the date following the day on which the shares are credited to the Participant’s Account, and a whole share resulting from the acquisition of two or more fractional shares will have a split holding period.  Upon the sale or exchange of Common Stock purchased pursuant to the Plan, capital gain or loss treatment may be applicable.

Exhibit 10.1

18.           Correspondence.  All correspondence and notices to the Company shall be sent to:
PAB Bankshares, Inc.
3250 North Valdosta Road
Valdosta, Georgia 31602
Attention:  Denise G. McKenzie, Assistant Vice President and Corporate Secretary

All correspondence and notices to the Administrator shall be sent to:

Registrar and Transfer Co.
10 Commerce Drive
Cranford, New Jersey 07016-3572
Attention:  Dividend Reinvestment Department

All correspondence and notices to Participants shall be sent to the address shown on each Participant's Authorization Card or such new address as a Participant provides in writing to the Company.

Notice to the Company or the Administrator shall be effective when it is actually received. Notice to a Participant is effective when mailed, postage pre-paid, to the address indicated above.

19.           Miscellaneous.  Except as expressly provided herein, a Participant shall have no right to sell, assign, encumber or otherwise dispose of his or her rights in such Participant's Account.   A Participant shall have no right to draw checks or drafts against such Participant’s Account or to instruct the Administrator to perform any acts not expressly provided for herein.  This Plan shall be governed by the laws of the State of Georgia except to the extent superseded by federal law.